SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2005

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK
101 BILLERICA AVENUE
N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of failure to satisfy a continued Nasdaq listing rule.

On February 18, 2005 Physiometrix, Inc. received notice from the Nasdaq stock market that its minimum bid price had fallen below $1.00 for 30 consecutive business days. As a result, Physiometrix is out of compliance with Nasdaq’s $1.00 minimum bid price for continued listing.

In accordance with section 4310 of the Nasdaq Marketplace rules, Physiometrix has 180 calendar days from February 18, 2004 to regain compliance. The company will seek to regain compliance within the 180-day period, but no assurance can be given that it will be able to do so.

The company can regain compliance with the minimum bid price rule if the bid price of the company’s common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the 180-day period. If compliance is not achieved during the 180-day period, the company may be eligible for another 180 day extension by meeting the Nasdaq SmallCap market initial listing criteria, but no assurance can be given that it will be able to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

	By:	/s/ Daniel W. Muehl
Daniel W. Muehl
Vice President and
Chief Financial Officer

Date: February 28, 2005